Registrant Name:   Vanguard Windsor Funds
CIK:   0000107606
File Number: 811-834
Series: 2



The Vanguard Windsor II Fund (series 2) issued a new class of shares called Admiral Class. The Admiral Class shares were first issued on May 14, 2001.